Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS Q3 2009 RESULTS

Sequential Revenue Growth Reported In All Three Divisions;

Inkjet Revenues Increased 22% Over Prior Quarter

Foster City, Calif. – October 28, 2009 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2009. For the quarter ended September 30, 2009, the Company reported revenues of $100.9 million, compared to third quarter 2008 revenue of $144.7 million.

GAAP net loss was $(12.2) million or $(0.25) per diluted share in the third quarter of 2009, compared to a GAAP net loss of $(3.6) million or $(0.07) per diluted share for the same period in 2008.

GAAP net income was $1.2 million or $0.02 per diluted share for the nine months ended September 30, 2009, compared to a GAAP net loss of $(8.9) million or $(0.17) per diluted share for the same period in 2008.

Non-GAAP net loss was $(2.6) million or $(0.05) per diluted share in the third quarter of 2009, compared to non-GAAP net income of $10.4 million or $0.20 per diluted share for the same period in 2008.

Non-GAAP net loss was $(13.1) million or $(0.26) per diluted share for the nine months ended September 30, 2009, compared to non-GAAP net income of $34.5 million or $0.61 per diluted share for the same period in 2008.

“We are pleased with the sequential revenue increases in all our lines of business, led by 22% growth in our inkjet business driven by several new inkjet product introductions,” said Guy Gecht, CEO of EFI. “We will continue to bring industry-leading innovation to the market and expect our positive momentum to continue which combined with strict cost controls should result in our return to profitability in the current quarter.”

Separately, the Company announced today that its Board of Directors has approved the use of the balance, in the amount of $70 million, of its previously authorized $100 million share repurchase program.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information to management and investors regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include project abandonment costs, asset impairment charges, costs related to our stock option review completed in 2008, certain legal settlements, and our sale of certain real estate assets. Examples of these excluded items are described below:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation (formerly, SFAS 123R).

•	Non-recurring charges and gains, including:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist of equipment and non-cancellable purchase orders incurred relating to a planned product that was cancelled.

•

Gain on sale of building and land. On January 29, 2009, we sold a portion of the Foster City, California campus for a final amount of $137.3 million to Gilead Sciences, Inc., resulting in a gain on sale of approximately $80 million.

•	Tax effect of these adjustments.

These non-GAAP measures are not in accordance with or an alternative for GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding opportunities for the inkjet segment, our planned industry-leading new products, continuation of our positive momentum, return to profitability, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective costs control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; current world-wide financial, economic and political difficulties and downturns, including the ongoing contraction in credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; uncertainty to accurately predict the outcome of foreign tax audits and determine our tax provisions; uncertainty regarding our effective tax rate in the future that may be impacted by various factors, including but not limited to new U.S. tax legislative proposals; failure to retain key employees; product cancellation costs; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; challenge of managing assets levels, including inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K, as amended, and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue	$100,855	$144,666	$287,110	$425,116
Cost of revenue	48,665	62,601	135,221	183,846

Gross profit	52,190	82,065	151,889	241,270
Operating expenses:
Research and development	27,128	33,782	84,236	106,157
Sales and marketing	25,691	30,249	75,584	90,650
General and administrative	9,147	13,597	26,037	40,620
Amortization of identified intangibles and in-process research & development	3,078	9,560	15,501	23,952
Restructuring and other	2,206	3,496	12,166	8,710

Total operating expenses	67,250	90,684	213,524	270,089

Loss from operations	(15,060)	(8,619)	(61,635)	(28,819)
Interest and other income, net:				—
Interest and other income, net	1,185	222	2,708	12,259
Gain on sale of building & land	—	—	79,991	—

Total interest and other income, net	1,185	222	82,699	12,259

				—
Income (loss) before income taxes	(13,875)	(8,397)	21,064	(16,560)
Benefit from (provision for) income taxes	1,706	4,753	(19,828)	7,629

Net income (loss)	$(12,169)	$(3,644)	$1,236	$(8,931)

Fully Diluted EPS calculation
Net income (loss)	$(12,169)	$(3,644)	$1,236	$(8,931)

Net income (loss) per diluted common share	$(0.25)	$(0.07)	$0.02	$(0.17)

Shares used in diluted per share calculation	49,400	52,167	50,564	52,919

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss)	$(12,169)	$(3,644)	$1,236	$(8,931)

Amortization of identified intangibles	3,078	7,560	15,501	21,952
In-process research and development	—	2,000	—	2,000
Stock based compensation expense – Cost of revenue	253	560	807	2,023
Stock based compensation expense – Research and development	1,797	3,002	4,744	10,408
Stock based compensation expense – Sales and marketing	995	1,430	3,188	4,840
Stock based compensation expense – General and administrative	1,844	3,277	4,590	9,527
Option review & Legal costs	—	463	(82)	1,926
Restructuring and other	2,206	3,496	12,166	8,710
Gain on sale of building & land	—	—	(79,991)	—

Tax effect of non-GAAP adjustments	(634)	(7,699)	24,761	(17,965)

Non-GAAP net income (loss)	$(2,630)	$10,446	$(13,080)	$34,490

After-tax adjustment of convertible debt-related expense	—	—	—	1,262

Income (loss) for purposes of computing diluted non-GAAP net income (loss) per share	$(2,630)	$10,446	$(13,080)	$35,752

Non-GAAP net income (loss) per diluted common share	$(0.05)	$0.20	$(0.26)	$0.61

Shares used in per share calculation	49,400	53,199	49,990	58,808

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Cash, cash equivalents and short-term investments	$270,064	$189,351
Accounts receivable, net	79,467	97,286
Inventories, net	43,474	48,785
Assets held for sale	—	55,367
Other current assets	18,139	20,013

Total current assets	411,144	410,802

Property and equipment, net	29,839	35,225
Restricted investments	56,850	56,850
Goodwill	121,162	122,581
Intangible assets, net	57,471	72,992
Other assets	54,019	53,498

Total assets	$730,485	$751,948

Liabilities & Stockholders’ equity
Accounts payable	$34,528	$44,634
Accrued and other liabilities	54,037	70,386
Income taxes payable	11,735	1,952

Total current liabilities	100,300	116,972
Long term taxes payable	37,884	33,758

Total liabilities	138,184	150,730
Total stockholders’ equity	592,301	601,218

Total liabilities and stockholders’ equity	$730,485	$751,948

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue by Operating Segment
Fiery	$42,004	$68,036	$131,319	$208,547
Inkjet	44,336	60,805	112,897	172,185
Professional printing applications	14,515	15,825	42,894	44,384

Total	$100,855	$144,666	$287,110	$425,116

Revenue by Geographic Area
Americas	$58,184	$77,274	$167,349	$220,830
EMEA	30,083	49,885	85,307	152,468
Japan	8,879	13,755	24,897	38,224
Other international locations	3,709	3,752	9,557	13,594

Total	$100,855	$144,666	$287,110	$425,116